Exhibit 10.15

CONFIDENTIAL TREATMENT REQUESTED

Date: November 9, 2015

TLO: CI/SN

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

SYNLOGIC, INC.

EXCLUSIVE PATENT LICENSE AGREEMENT

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

TABLE OF CONTENTS

1. DEFINITIONS	2
2. GRANT OF RIGHTS	7
3. COMPANY DILIGENCE OBLIGATIONS	9
4. ROYALTIES AND PAYMENT TERMS	10
5. REPORTS AND RECORDS	13
6. PATENT PROSECUTION	16
7. INFRINGEMENT	16
8. INDEMNIFICATION AND INSURANCE	18
9. REPRESENTATIONS OR WARRANTIES	19
10. ASSIGNMENT	19
11. GENERAL COMPLIANCE WITH LAWS	20
12. TERMINATION	21
13. DISPUTE RESOLUTION	23
14. MISCELLANEOUS	24

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

i

CONFIDENTIAL TREATMENT REQUESTED

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

EXCLUSIVE PATENT LICENSE AGREEMENT

This Agreement, effective as of November 9, 2015 (the “EFFECTIVE DATE”), is between the Massachusetts Institute of Technology (“M.I.T.”), a Massachusetts non-profit corporation, with a principal office at 77 Massachusetts Avenue, Cambridge, MA 02139-4307 and Synlogic, Inc. (“COMPANY”), a corporation with a principal place of business at 130 Brookline Street, #201, Cambridge, MA 02139. Individually, M.I.T. and COMPANY are a “Party” and collectively, M.I.T. and COMPANY are the “Parties”.

R E C I T A L S

WHEREAS, M.I.T. is the owner of certain PATENT RIGHTS (as later defined herein) relating to [***]; [***]; [***]; [***]; [***]; [***]; [***]; and [***], and has the right to grant licenses under said PATENT RIGHTS;

WHEREAS, M.I.T. desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder;

WHEREAS, COMPANY has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that COMPANY shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom;

WHEREAS, COMPANY acknowledges its intention that such program of exploitation be revenue generating, and COMPANY recognizes that M.I.T. is entitled to some sharing of revenue, as specifically described under this Agreement or as may be consistent with the spirit of what the Agreement attempts to capture at the time of its execution, despite future changes in COMPANY’s corporate structure, partnership or business model; and

WHEREAS, COMPANY desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, M.I.T. and COMPANY hereby agree as follows:

1. DEFINITIONS.

1.1 “AFFILIATE” shall mean, with respect to any person or ENTITY, any other person or ENTITY that controls, is controlled by or is under common control with the specified person or ENTITY. As used in this definition, the term ‘control’ means: (a) direct or indirect control of at least fifty percent (50%) of the voting stock of an ENTITY; or (b) in the absence of ownership of at least fifty percent (50%) of the voting stock of the ENTITY, or in the case of a non-corporate ENTITY or person, possession of, directly or indirectly, the power to direct or cause the direction of the management and policies of such person or ENTITY.

1.2 “APPLICABLE SHARING PERCENTAGE” shall mean (a) [***] percent ([***]%) from the EFFECTIVE DATE to the first anniversary of the EFFECTIVE DATE and (b) [***] percent ([***]%) from and after the first anniversary of the EFFECTIVE DATE.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.3 “ENTITY” shall mean any corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, limited liability partnership or other legal entity or organization.

1.4 “EXCLUSIVE PERIOD” shall mean the period of time set forth in Section 2.2.

1.5 “FIELD” shall mean the THERAPEUTIC FIELD OF USE, the THERANOSTIC FIELD OF USE, or the INTERNAL RESEARCH FIELD OF USE, where such FIELDS are further defined as:

A. “THERAPEUTIC FIELD” means the use of genetically modified prokaryotic organisms to treat and/or prevent disease, disorders and/or conditions by: (1) in vivo delivery of such prokaryotic organisms to a subject; or (2) treatment of a subject’s sample by ex vivo contact with such genetically modified prokaryotic organisms coupled with a subsequent in vivo delivery to said subject of at least a portion of the treated sample or by-product thereof, and for the avoidance of any doubt expressly excludes:

(a) the use of such genetically modified prokaryotic organisms to manufacture biologic agents (e.g., peptide, protein, antibody or nucleic acid) for commercialization;

(b) any manufacture (including making, having made, using selling, offering for sale or importing) of diagnostic products using genetically modified prokaryotic organisms;

(c) any exclusive right to conduct research and/or development; and

(d) any right to exclude others from the manufacture (make and have made), use, sale, offer for sale or importation of RESEARCH TOOLS. For the avoidance of doubt, this Section 1.5(A)(d) shall not limit COMPANY’s ability to exclusively practice the PATENT RIGHTS in the FIELDS licensed hereunder.

B. “THERANOSTIC FIELD” means the use of a LICENSED PRODUCT to sense or report how a THERAPEUTIC LICENSED PRODUCT affects the in vivo environment and/or disease condition. For the avoidance of doubt, the THERANOSTIC FIELD expressly excludes the use of a LICENSED PRODUCT to (1) diagnose a disease or condition or (2) predict the course of a disease or condition which is not being treated by a THERAPEUTIC LICENSED PRODUCT.

C. “INTERNAL RESEARCH FIELD” means the practice of the PATENT RIGHTS or use of a RESEARCH TOOL for COMPANY’s internal research and development.

1.6 “IMPROVEMENT” shall mean any patentable invention that:

(i) is made under an M.I.T. research program in which [***];

(ii) is disclosed to the M.I.T. Technology Licensing Officer within two (2) years of the EFFECTIVE DATE;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(iii) is dominated by claims of the PATENT RIGHTS licensed under the this Agreement and listed in Appendix A as of the EFFECTIVE DATE; and

(iv) is available for licensing after satisfaction of any obligations to third parties including without limitation sponsors of the research leading to such invention.

1.7 “LICENSED PRODUCT” shall mean any product that, in whole or in part:

(i) absent the license granted hereunder, would infringe one or more claims of the PATENT RIGHTS; or

(ii) is manufactured by using a LICENSED PROCESS or that, when used, practices a LICENSED PROCESS.

1.8 “LICENSED PROCESS” shall mean any process that, absent the license granted hereunder, would infringe one or more claims of the PATENT RIGHTS or which uses a LICENSED PRODUCT.

1.9 “NET SALES” shall mean the gross amount billed by COMPANY and its AFFILIATES for LICENSED PRODUCTS and LICENSED PROCESSES, less the following:

(i) customary trade, quantity, or cash discounts to the extent actually allowed and taken;

(ii) amounts repaid or credited by reason of rejection or return;

(iii) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes, tariffs, duties or other governmental charges levied on the production, sale, transportation, delivery, or use of a LICENSED PRODUCT or LICENSED PROCESS which is paid by or on behalf of COMPANY; and

(iv) outbound transportation, delivery and packaging costs prepaid or allowed and costs of insurance in transit.

No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by COMPANY and on its payroll, or for cost of collections. NET SALES shall occur on the date of billing for a LICENSED PRODUCT or LICENSED PROCESS. If a LICENSED PRODUCT or a LICENSED PROCESS is distributed at a discounted price that is substantially lower than the customary price charged by COMPANY, or distributed for non-cash consideration (whether or not at a discount), NET SALES shall be calculated based on the non-discounted amount of the LICENSED PRODUCT or LICENSED PROCESS charged to an independent third party during the same REPORTING PERIOD or, in the absence of such sales, on the fair market value of the LICENSED PRODUCT or LICENSED PROCESS.

Non-monetary consideration shall not be accepted by COMPANY, any AFFILIATE, or any SUBLICENSEE for any LICENSED PRODUCTS or LICENSED PROCESSES without the prior written consent of M.I.T.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

In the case of transfer of LICENSED PRODUCTS between COMPANY and an AFFILIATE or SUBLICENSEE and an AFFILIATE for which there is subsequent sale to a third party end use, NET SALES will be calculated based on the invoice amount when sold to the third party end user. For the avoidance of doubt, if COMPANY or an AFFILIATE or SUBLICENSEE consumes a LICENSED PRODUCT or practices a LICENSED PROCESS in an activity associated with performing a service for a third party (including any testing), NET SALES will be calculated on all gross amounts billed to said third party at the earliest date of invoice, shipment or payment for all activity associated with the performance of said service.

1.10 “PATENT CHALLENGE” shall mean a challenge to the validity, patentability, enforceability and/or non-infringement of any of the PATENT RIGHTS (as defined below) or otherwise opposing any of the PATENT RIGHTS.

1.11 “PATENT RIGHTS” shall mean:

(a) the United States and international patents listed on Appendix A;

(b) the United States and international patent applications and/or provisional applications listed on Appendix A and the resulting patents;

(c) any patent applications resulting from the provisional applications listed on Appendix A, and any divisionals, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed on Appendix A and of such patent applications that result from the provisional applications listed on Appendix A, to the extent the claims are directed to subject matter specifically described in the patent applications listed on Appendix A, and the resulting patents;

(d) any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in (a), (b), and (c) above; and

(e) international (non-United States) patent applications and provisional applications filed after the EFFECTIVE DATE and the relevant international equivalents to divisionals, continuations, continuation-in-part applications and continued prosecution applications of the patent applications to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in (a), (b), (c), and (d) above, and the resulting patents.

1.12 “RESEARCH SUPPORT PAYMENTS” shall mean payments actually received by COMPANY or an AFFILIATE from a SUBLICENSEE for the purposes of funding the costs of bona fide research and development activities directed toward products and processes, including LICENSED PRODUCTS and/or LICENSED PROCESSES, but only to the extent that COMPANY or such AFFILIATE can demonstrate that (i) such costs are incurred after the date of such SUBLICENSE pursuant to a written research and development plan and budget, both as mutually agreed between COMPANY or such AFFILIATE and such SUBLICENSEE, and (ii) such payments are only used to pay for: (a) the purchase, lease or use of equipment, supplies, raw materials, products or services, or (b) the use of employees and/or consultants, to achieve a bona fide research and/or development goal for the commercialization of products and processes, including LICENSED PRODUCTS and/or LICENSED PROCESSES, as indicated for example by their inclusion as specific line items in the research and development plan.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.13 “RESEARCH TOOL” shall mean M.I.T. owned plasmids, vectors, viruses or nucleic acid fragments.

1.14 “REPORTING PERIOD” shall begin on the first day of each calendar quarter and end on the last day of such calendar quarter.

1.15 “SISTER AGREEMENT” shall mean that certain Exclusive License Agreement by and among Trustees of Boston University, M.I.T. and COMPANY, dated on or about the date hereof, as amended or modified from time to time.

1.16 “SUBLICENSE” means (i) any right granted, license given or agreement entered into formally or de facto by COMPANY or AFFILIATES to or with another person or entity, under or with respect to the rights granted to COMPANY and AFFILIATES under Section 2.1 of this Agreement or otherwise permitting the development, manufacture, marketing, distribution, use and/or sale of LICENSED PRODUCTS and/or LICENSED PROCESSES; (ii) any option or other right granted by COMPANY to any other person or entity to negotiate for or receive any of the rights described under clause (i); or (iii) any standstill or similar obligation undertaken by COMPANY or AFFILIATES toward another person or ENTITY not to grant any of the rights described in clause (i) or (ii) to any third party, in each case regardless of whether such grant of rights, license given or agreement entered into is referred to or is described as a sublicense.

1.17 “SUBLICENSE INCOME” shall mean any payments that COMPANY, an AFFILIATE, or the stockholders of such COMPANY or AFFILIATE, receive from a SUBLICENSEE as consideration for a SUBLICENSE of the PATENT RIGHTS granted to COMPANY and AFFILIATES under Section 2.1 of this Agreement with respect to the research, development, manufacture, marketing, distribution, use and/or sale of a LICENSED PRODUCT and/or LICENSED PROCESSES, including without limitation initial payments, closing payments, license fees, milestone payments (net of any amount due to M.I.T. under Section 4.1(c) for a substantially identical milestone event), license maintenance fees, option exercise payments and other payments, regardless of how such payments are defined, but specifically excluding (i) royalties on NET SALES, (ii) RESEARCH SUPPORT PAYMENTS, (iii) payments received and applied to any out-of-pocket expenses related to the filing, prosecution, protection, defense, enforcement and maintenance of patents and patent applications and (iv) payments made as consideration for the issuance of equity or debt securities of COMPANY or AFFILAITES at fair market value (excluding amounts in excess of the fair market value of such securities).

1.18 “SUBLICENSEE” shall mean any non-AFFILIATE ENTITY granted a SUBLICENSE of the rights granted under Section 2.1.

1.19 “TERM” shall mean the term of this Agreement, which shall commence on the EFFECTIVE DATE and shall remain in effect until the expiration or abandonment of all issued patents and filed patent applications within the PATENT RIGHTS, unless earlier terminated in accordance with the provisions of this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.20 “TERRITORY” shall mean Worldwide.

1.21 “THERAPEUTIC LICENSED PRODUCT” shall mean a LICENSED PRODUCT used in the THERAPEUTIC FIELD.

2. GRANT OF RIGHTS.

2.1 License Grants. Subject to the terms of this Agreement, M.I.T. hereby grants to COMPANY and its AFFILIATES for the TERM a royalty-bearing license under the PATENT RIGHTS to develop, make, have made, use, sell, offer to sell, lease, and import LICENSED PRODUCTS in the FIELD in the TERRITORY and to develop and perform LICENSED PROCESSES in the FIELD in the TERRITORY. For clarity, the license granted to COMPANY under this Section 2.1 includes the right to have some or all of COMPANY’S rights or obligations under this Agreement exercised or performed by one or more of COMPANY’S AFFILIATES, on COMPANY’S behalf.

2.2 Exclusivity in the Therapeutic and Theranostic Fields. In order to establish an exclusive period for COMPANY in the THERAPEUTIC and THERANOSTIC FIELDS, M.I.T. agrees that it shall not grant any other license under the PATENTS RIGHTS to make, have made, use, sell, lease and import LICENSED PRODUCTS in the THERAPEUTIC or THERANOSTIC FIELDS in the TERRITORY or to perform LICENSED PROCESSES in the THERAPEUTIC or THERANOSTIC FIELDS in the TERRITORY during the TERM.

For the avoidance of doubt, the license granted to COMPANY in the INTERNAL RESEARCH FIELD shall be non-exclusive.

2.3 Limited Term Option to Improvements.

(a) To the extent that an IMPROVEMENT is available for licensing, and subject to the consent of M.I.T.’s Principal Investigator, M.I.T. hereby grants to COMPANY a first option (the “OPTION”) to add M.I.T.’s interest in such IMPROVEMENT to this Agreement, by amendment, in accordance with this Section 2.3.

(b) Promptly after the M.I.T. Technology Licensing Office receives disclosure of an IMPROVEMENT, the M.I.T. Technology Licensing Office shall notify COMPANY in writing of the IMPROVEMENT, furnishing COMPANY a copy of the invention disclosure and/or any related patent application(s). Such invention disclosure and any related patent application(s) shall be kept confidential by COMPANY. Notwithstanding the foregoing, M.I.T. shall be under no obligation to file patent applications for any IMPROVEMENT unless COMPANY exercises its OPTION with respect to such IMPROVEMENT.

(c) COMPANY may exercise its OPTION to obtain a license to patent rights on such IMPROVEMENT by notifying M.I.T. thereof in writing within ninety (90) days after M.I.T.’s notice of such IMPROVEMENT (the “OPTION PERIOD”). If COMPANY does not exercise its OPTION within the OPTION PERIOD, COMPANY’s rights under this Section 2.3 shall expire and M.I.T. shall be free to license such IMPROVEMENT to any third party.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(d) For each OPTION so exercised, COMPANY will pay M.I.T. an Improvement Addition Fee of [***] Dollars ($[***]) (the “Improvement Addition Fee”), and shall be responsible for the payment of fees and costs relating to the filing, prosecution and maintenance of the patent rights covering such IMPROVEMENT. Upon COMPANY’S exercise of such right and payment of the Improvement Addition Fee, the parties shall amend this Agreement to add the patent application(s) covering such IMPROVEMENT under applicable terms and conditions.

2.4 Sublicenses. COMPANY shall have the right to grant SUBLICENSES of (a) its exclusive rights to develop, make, have made, use, sell, offer to sell, lease, and import LICENSED PRODUCTS in the THERAPEUTIC and THERANOSTIC FIELDS in the TERRITORY and to develop and perform LICENSED PROCESSES in the THERAPEUTIC and THERANOSTIC FIELDS in the TERRITORY, as granted under Section 2.1 and; (b) the non-exclusive right to practice the PATENT RIGHTS or use RESEARCH TOOLS for internal research and development; only during the EXCLUSIVE PERIOD. Such SUBLICENSES may extend past the expiration date of the EXCLUSIVE PERIOD, but any exclusivity of such SUBLICENSE shall expire upon the expiration of the EXCLUSIVE PERIOD. COMPANY shall incorporate terms and conditions into its SUBLICENSE agreements sufficient to enable COMPANY to comply with this and any other Agreement between COMPANY and M.I.T. and any third parties. COMPANY shall also include provisions in all SUBLICENSES to provide that in the event that SUBLICENSEE brings a PATENT CHALLENGE against M.I.T. or assists another party in bringing a PATENT CHALLENGE against M.I.T. (except as required under a court order or subpoena) then COMPANY may terminate the sublicense. COMPANY shall promptly furnish M.I.T. with a fully signed photocopy of any SUBLICENSE agreement which may be redacted to preserve any confidential information of the parties thereto. Upon termination of this Agreement for any reason, any SUBLICENSEE not then in default shall have the right to seek a license from M.I.T. M.I.T. agrees to negotiate such licenses in good faith under reasonable terms and conditions.

For clarity, any AFFILIATE’S right to practice under any of the PATENT RIGHTS shall be deemed to be a SUBLICENSE if, and at such time as, such AFFILIATE ceases to be an AFFILIATE of COMPANY.

2.5 U.S. Manufacturing. COMPANY agrees that any LICENSED PRODUCTS used or sold in the United States will be manufactured substantially in the United States.

2.6 Retained Rights.

(a) Research and Educational Use. M.I.T. retains the right on behalf of itself and all other non-profit research institutions to practice under the PATENT RIGHTS for research, teaching, and educational purposes.

(b) Federal Government. COMPANY acknowledges that the U.S. federal government retains a royalty-free, non-exclusive, non-transferable license to practice any government-funded invention claimed in any PATENT RIGHTS as set forth in 35 U.S.C. §§ 201-211, and the regulations promulgated thereunder, as amended, or any successor statutes or regulations.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

2.7 No Additional Rights. Nothing in this Agreement shall be construed to confer any rights upon COMPANY by implication, estoppel, or otherwise as to any technology or patent rights of M.I.T. or any other entity other than the PATENT RIGHTS, regardless of whether such technology or patent rights shall be dominant or subordinate to any PATENT RIGHTS.

3. COMPANY DILIGENCE OBLIGATIONS.

3.1 Diligence Requirements. COMPANY shall use diligent efforts, or shall cause its AFFILIATES to use diligent efforts, to develop LICENSED PRODUCTS or LICENSED PROCESSES and to introduce LICENSED PRODUCTS or LICENSED PROCESSES into the commercial market; thereafter, COMPANY or its AFFILIATES shall make LICENSED PRODUCTS or LICENSED PROCESSES reasonably available to the public. Specifically, COMPANY or AFFILIATE (or SUBLICENSEE, where applicable) shall fulfill the following obligations:

(a) Within six (6) months after the EFFECTIVE DATE, COMPANY shall furnish M.I.T. with a document covering the principal research and development activities to be achieved in order to bring LICENSED PRODUCTS and LICENSED PROCESSES to market.

(b) Within five (5) days of the EFFECTIVE DATE, COMPANY shall furnish M.I.T. with a list of management team members.

(c) Within sixty (60) days after the end of each calendar year, COMPANY shall furnish M.I.T. with a written report (consistent with Section 5.1(a)) on the progress of its efforts during the immediately preceding calendar year to develop and commercialize LICENSED PRODUCTS or LICENSED PROCESSES. Following first commercial sale of a LICENSED PRODUCT and/or a first commercial performance of a LICENSED PROCESS, such report shall also contain a discussion of sales projections for the year in which the report is submitted.

(d) On or before [***], COMPANY (or an AFFILIATE or SUBLICENSEE) shall [***]. COMPANY shall submit written notice of such [***] to M.I.T.

(e) COMPANY shall be responsible for [***] according to the following schedule:

[***]	[***]
[***]	[***]
[***]	[***]

(f) On or before [***], COMPANY (or an AFFILIATE or SUBLICENSEE) shall [***].

(g) COMPANY (or an AFFILIATE or SUBLICENSEE) shall [***] on or before [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(h) COMPANY, AFFILIATES or SUBLICENSEES shall make NET SALES according to the following schedule:

[***]	$[***]
[***]	$[***]
[***]	$[***]
[***] and [***] thereafter	$[***]

3.2 Notice of Delay. If COMPANY learns that it will not meet a diligence obligation under Section 3.1 by its scheduled date, COMPANY shall notify M.I.T., and representatives of each party will meet to review the reasons for anticipated delay and discuss in good faith a potential revision to the diligence obligations and enter into a written amendment to this Agreement with respect to any mutually agreed upon changes. In the event that M.I.T. and COMPANY cannot agree on a revision or other remedy, M.I.T. may treat the failure to meet a diligence obligation under Section 3.1 as a material breach in accordance with Section 12.3(b).

4. ROYALTIES AND PAYMENT TERMS.

4.1 Consideration for Grant of Rights.

(a) License Issue Fee and Patent Cost Reimbursement. COMPANY shall pay to M.I.T. on the EFFECTIVE DATE a license issue fee of fifty thousand dollars ($50,000) and, in accordance with Section 6.3, shall reimburse M.I.T. for its actual expenses incurred as of the EFFECTIVE DATE in connection with obtaining the PATENT RIGHTS. These payments are nonrefundable.

(b) License Maintenance Fees. COMPANY shall pay to M.I.T. the following license maintenance fees on the dates set forth below:

January 1, 2017	$[***]
January 1, 2018	$[***]
January 1, 2019	$[***]
January 1, 2020	$[***]
January 1, 2021 and
Every January 1 thereafter	$50,000

This annual license maintenance fee is nonrefundable; however, the license maintenance fee may be credited to running royalties subsequently due on NET SALES earned during the same calendar year, if any. License maintenance fees paid in excess of running royalties due in such calendar year shall not be creditable to amounts due for future years.

(c) Milestone Payments. COMPANY shall pay to M.I.T. the following Payments within thirty (30) days following the achievement of the Milestone Events set forth

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

below for [***], regardless of whether such milestone is achieved by COMPANY or by an AFFILIATE or a SUBLICENSEE:.

Milestone Event	Achievement Date	Payment Due
[***]	On or prior to [***]	$[***]
	On or after [***] and on or prior to [***]	$[***]
	On or after [***] and on or before [***]	$[***]
[***]	On or prior to [***]	$[***]
	On or after [***] and on or before [***]	$[***]
	On or after [***]and on or before[***]	$[***]
[***]	On or prior to [***]	$[***]
	On or after [***] and on or before [***]	$[***]

If COMPANY receives a payment constituting SUBLICENSE INCOME that is directly attributable to the occurrence of a Milestone Event or circumstance substantially equivalent to such Milestone Event and COMPANY has paid or is obligated to pay to M.I.T. its due share of such payment under Section 4.1(g) of this Agreement, such payment of SUBLICENSE INCOME shall be fully creditable against the Milestone Payment due to MIT under this Section 4.1(c) such that M.I.T. shall receive either the total value of its due share of SUBLICENSE INCOME only or it’s due share of the Milestone Payment only, whichever is greater, but not the sum of both amounts.

Moreover, in the event that COMPANY is obligated to make a Milestone Payment to the Licensor under the SISTER AGREEMENT (as defined therein) after achievement of a Milestone Event that corresponds to an identical or substantially equivalent Milestone Event under this Agreement, then COMPANY may deduct an amount equal to [***] percent ([***]%) of such Milestone Payment due to Licensor from the Milestone Payment due M.I.T. hereunder. Notwithstanding all Sections foregoing, the Milestone Payment actually paid to M.I.T. may never be less than [***] percent ([***]%) of the Milestone Payment defined hereunder.

As used herein a “substantially equivalent” Milestone Event shall mean the achievement of a functionally equivalent developmental goal for [***]; for example, [***] is a substantially identical Milestone Event as [***], as all recognize substantially equivalent [***].

(d) Running Royalties. COMPANY shall pay to M.I.T. a running royalty of [***] percent ([***]%) of NET SALES in the THERAPEUTIC FIELD and [***] percent ([***]%) of NET SALES in the THERANOSTIC FIELD. In the event that a single LICENSED

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

PRODUCT or LICENSED PROCESS is sold for use in both the THERAPEUTIC FIELD and the THERANOSTIC FIELD, only the higher royalty ([***]%) shall be due. Running royalties shall be payable for each REPORTING PERIOD and shall be due to M.I.T. within sixty (60) days of the end of each REPORTING PERIOD.

(e) Royalty Stacking. If, after the EFFECTIVE DATE,COMPANY incurs the obligation to pay running royalties to one or more third parties pursuant to one or more licenses to intellectual property rights entered into by COMPANY to exploit, or avoid or settle claims of infringement of such rights by the practice of, the PATENT RIGHTS as determined by COMPANY in its reasonable discretion (“Third Party Royalties”), then COMPANY may deduct an amount equal to [***] percent ([***]%) of any Third Party Royalties from any running royalties due M.I.T. hereunder if and only if the third party is not an AFFILIATE or SUBLICENSEE. For clarity, royalty payments may constitute Third Party Royalties if and only if the third party agrees to and accepts a provision at least as deductive as this Section 4.1(e).

Notwithstanding the foregoing, running royalties otherwise due M.I.T. may never be less than [***] percent ([***]%) of the running royalties that would be payable absent the effects of this Section 4.1(e).

(f) Compulsory Licenses. COMPANY or its SUBLENSEE(S) (as applicable) will promptly notify M.I.T. should a compulsory license be granted, or be the subject of a possible grant, by COMPANY or a SUBLICENSEE to a third party under the applicable laws, rules, regulations, guidelines, or other directives of any governmental or supranational agency in the TERRITORY under the PATENT RIGHTS, and the total amount payable under Section 4.1(d) with respect to running royalties in such country will be adjusted to match any lower amount such third party may be allowed to pay with respect to the NET SALES of such LICENSED PRODUCT in such country.

(g) Sharing of SUBLICENSE INCOME. COMPANY shall pay M.I.T. the APPLICABLE SHARING PERCENTAGE of all SUBLICENSE INCOME received by COMPANY or AFFILIATES, so long as such SUBLICENSE INCOME is received in consideration for (i) the grant and maintenance of such SUBLICENSE (whether or not such SUBLICENSE also includes a grant to rights, technologies, or items of value not granted under this Agreement); or (ii) the SUBLICENSEE’s practice of the PATENT RIGHTS. Such amount shall be payable for each REPORTING PERIOD and shall be due to M.I.T. within sixty (60) days of the end of each REPORTING PERIOD. In the event that COMPANY is obligated to share certain SUBLICENSE INCOME payments under the SISTER AGREEMENT to the Licensor (as defined therein) pursuant to that Agreement, then COMPANY may deduct an amount equal to [***] percent ([***]%) of SUBLICENSE INCOME from the amounts due hereunder. Notwithstanding the foregoing, the SUBLICENSE INCOME due M.I.T. may never be less than [***] percent ([***]%) of the amount that would be payable absent the effects of this paragraph.

(h) Consequences of a PATENT CHALLENGE. In the event that (i) COMPANY or any of its AFFILIATES brings a PATENT CHALLENGE against M.I.T., or (ii) COMPANY or any of its AFFILIATES assists another party in bringing a PATENT CHALLENGE against M.I.T. (except as required under a court order or subpoena), and (iii)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

M.I.T. does not choose to exercise its rights to terminate this Agreement pursuant to Section 12.4, then the running royalties due hereunder shall be doubled for the remainder of the term of the agreement. In the event that such a PATENT CHALLENGE is successful, COMPANY will have no right to recoup any royalties paid during the period of challenge. In the event that a PATENT CHALLENGE is unsuccessful, COMPANY shall reimburse M.I.T. for all reasonable legal fees and expenses incurred in its defense against the PATENT CHALLENGE.

(i) No Multiple Royalties. If the manufacture, use, lease, or sale of any LICENSED PRODUCT or the performance of any LICENSED PROCESS is covered by more than one of the PATENT RIGHTS, multiple royalties shall not be due.

4.2 Payments.

(a) Method of Payment. All payments under this Agreement should be made payable to “Massachusetts Institute of Technology” and sent to the address identified in Section 14.1. Each payment should reference this Agreement and identify the obligation under this Agreement that the payment satisfies. If COMPANY elects to make payments by wire, COMPANY will pay all fees associated with processing the wired payment and will follow the wire instructions below:

Bank	[***]
Account Name:	[***]
WIRE Routing #:	[***]
ACH Routing #:	[***]
Account Number:	[***]
SWIFT CODE:	[***]

(b) Payments in U.S. Dollars. All payments due under this Agreement shall be drawn on a United States bank and shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in by the Federal Reserve Bank of St. Louis) on the last working day of the calendar quarter of the applicable REPORTING PERIOD. Such payments shall be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as permitted in the definition of NET SALES.

(c) Late Payments. Any payments by COMPANY that are not paid on or before the date such payments are due under this Agreement shall bear interest at the lower of (a) [***] percent ([***]%) per month and (b) the maximum rate allowed by law.

5. REPORTS AND RECORDS.

5.1 Reports.

(a) Before First Commercial Sale. Prior to the first commercial sale of any LICENSED PRODUCT or first commercial performance of any LICENSED PROCESS, COMPANY shall deliver reports to M.I.T. annually, within sixty (60) days of the end of each calendar year, concerning a summary of those activities directed toward promoting the sale and use of LICENSED PRODUCTS and LICENSED SERVICES during the immediately preceding calendar year.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(b) After First Commercial Sale. After the first commercial sale of a LICENSED PRODUCT or first commercial performance of a LICENSED PROCESS, COMPANY shall deliver reports to M.I.T. within sixty (60) days of the end of each REPORTING PERIOD, containing:

(i) the number of LICENSED PRODUCTS sold, leased or distributed by COMPANY, its AFFILIATES and SUBLICENSEES to independent third parties in each country, and, if applicable, the number of LICENSED PRODUCTS used by COMPANY, its AFFILIATES and SUBLICENSEES in the provision of services in each country;

(ii) a description of LICENSED PROCESSES performed by COMPANY, its AFFILIATES and SUBLICENSEES in each country as may be pertinent to a royalty accounting hereunder;

(iii) the gross price charged by COMPANY, its AFFILIATES and SUBLICENSEES for each LICENSED PRODUCT and, if applicable, the gross price charged for each LICENSED PRODUCT used to provide services in each country; and the gross price charged for each LICENSED PROCESS performed by COMPANY, its AFFILIATES and SUBLICENSEES in each country;

(iv) calculation of NET SALES for the applicable REPORTING PERIOD in each country, including a listing of applicable deductions;

(v) total royalty payable on NET SALES in U.S. dollars, together with the exchange rates used for conversion;

(vi) the amount of SUBLICENSE INCOME received by COMPANY from each SUBLICENSEE and the amount due to M.I.T. from such SUBLICENSE INCOME, including an itemized breakdown of the sources of income comprising the SUBLICENSE INCOME; and

(vii) the number of sublicenses entered into for the PATENT RIGHTS, LICENSED PRODUCTS and/or LICENSED PROCESSES.

If no amounts are due to M.I.T. for any REPORTING PERIOD, the report shall so state.

5.2 Financial Statements. On or before the ninetieth (90th) day following the close of COMPANY’s fiscal year, COMPANY shall provide M.I.T. with COMPANY’s financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement, certified by COMPANY’s treasurer or chief financial officer or by an independent auditor. Notwithstanding the foregoing, the obligations contained in this Section 5.2 which pertain to financial statements will terminate upon the consummation of the Licensee’s Initial Public Offering.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

5.3 Other Reports. Promptly upon written request of the M.I.T. or as otherwise required by the terms of this Agreement, COMPANY will provide to M.I.T. any annual report to stockholders of COMPANY or, if there is no annual report to stockholders, any changes to the management team.

5.4 Records. COMPANY shall maintain, and shall cause its AFFILIATES and SUBLICENSEES to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to M.I.T. in relation to this Agreement, which records shall contain sufficient information to permit M.I.T. to confirm the accuracy of any reports delivered to M.I.T. and compliance in other respects with this Agreement. The relevant party shall retain such records for at least five (5) years following the end of the calendar year to which they pertain. M.I.T. may, upon five (5) business days advance written notice specifying any time of day during COMPANY’S business hours (or if COMPANY has no set business hours then during the hours of 8AM to 4PM), either itself or using a third party agent, audit COMPANY’S books and records at COMPANY’s place of business for the purpose of verifying COMPANY’S reports and compliance by COMPANY in all other respects with this Agreement. In no event shall such audits be conducted hereunder more frequently than once every twelve (12) months and in no case shall M.I.T. be permitted to repeat an audit of books for a period previously audited unless COMPANY has undergone a restatement of its records for that period. Notwithstanding the foregoing, COMPANY will grant M.I.T., or its auditor, access to all of COMPANY’S records for all prior periods to the extent necessary to perform a proper audit. If any audit identifies an underpayment by COMPANY, COMPANY will promptly pay the underpayment to M.I.T. including interest as provided for in Section 4.2(c). If any audit identifies an overpayment by COMPANY, COMPANY may deduct such overpayment from the next scheduled payments due M.I.T. until such overpayment has been recovered by COMPANY. If any audit leads to the discovery of an underpayment in respect of any REPORTING PERIOD of more than five percent (5%) between amounts due in respect of such quarter and amounts reported to be due by COMPANY in its quarterly report for such quarter or otherwise reveals a previously undisclosed material breach of this Agreement, COMPANY will, within thirty (30) days after written notice from M.I.T., reimburse M.I.T. for all of its costs related to the audit. Otherwise, any audit will be at the M.I.T.’s expense. COMPANY will, in any event and without regard to the size of the discrepancy, immediately pay to the M.I.T. the amount of any previous underpayment, including interest from the time such amount was due until paid in full. Any audit conducted pursuant to this Section 5.4 will be conducted, at M.I.T.’s option, by M.I.T. itself or by an auditor selected by M.I.T. For the avoidance of any doubt, M.I.T.’s right to audit books under this Section 5.4 applies to all AFFILIATES that sell LICENSED PRODUCTS or practice LICENSED PROCESSES and to all SUBLICENSEES to the same extent that it applies to COMPANY. Failure by COMPANY, an AFFILIATE or a SUBLICENSEE to permit M.I.T. to conduct an audit as set forth in this Section 5.4 will immediately give M.I.T. the right to suspend the non-compliant party’s rights under the PATENT RIGHTS until such time as said party becomes compliant with this Section 5.4. M.I.T.’s right to audit COMPANY’S books in accordance with this Section 5.4 will extend for three (3) years after the expiration or termination of this Agreement for any reason.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

6. PATENT PROSECUTION.

6.1 Responsibility for PATENT RIGHTS. M.I.T. will, using patent attorneys selected by it, use commercially reasonable efforts to apply for, seek issuance of and maintain PATENT RIGHTS during the Term in the United States and such other countries as are agreed to by M.I.T. and COMPANY in writing or as COMPANY may request in writing; provided that: (a) COMPANY will cooperate with M.I.T. in such filing, prosecution and maintenance; and (b) COMPANY will be given at least thirty (30) days to advise and comment upon such filings, prosecution, maintenance and actions as are undertaken by M.I.T. M.I.T. shall give due consideration to any recommendations made by the COMPANY concerning the patent filing and prosecution processes and decisional matters. M.I.T. shall direct its patent counsel to include COMPANY on all prosecution correspondence and c) provide to COMPANY copies of all communications between patent counsel and any foreign associates responsible for the filing, prosecution and/or maintenance of any foreign PATENT RIGHTS pertaining to PATENT RIGHTS. COMPANY further acknowledges and agrees that M.I.T. may file for and obtain patent protection in countries that are not of interest to COMPANY. In such case, if COMPANY has elected to not reimburse M.I.T. for Patent Costs associated with such filings, M.I.T. may immediately remove any or all of such patents and patent applications from this Agreement for the remainder of the Term.

6.2 Payment of Expenses. Payment of all fees and costs, including attorneys’ fees, relating to the filing, prosecution and maintenance of the PATENT RIGHTS shall be the responsibility of COMPANY, whether such amounts were incurred before or after the EFFECTIVE DATE. COMPANY shall reimburse all amounts due pursuant to this Section within thirty (30) days of invoicing; late payments shall accrue interest pursuant to Section 4.2(c). In all instances, M.I.T. shall pay the fees prescribed for large entities to the United States Patent and Trademark Office.

7. INFRINGEMENT.

7.1 Notification of Infringement. Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the PATENT RIGHTS in the FIELD.

7.2 Right to Prosecute Infringements.

(a) COMPANY Right to Prosecute. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS in the FIELD in the TERRITORY, COMPANY, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of the PATENT RIGHTS in the FIELD in the TERRITORY, subject to Sections 7.4 and 7.5. If required by law, M.I.T. shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that COMPANY shall hold M.I.T. harmless from, and indemnify M.I.T. against, any costs, expenses, or liability that M.I.T. incurs in connection with such action. COMPANY’s selection of counsel (to represent COMPANY and M.I.T. in such an action) shall be subject to MIT’s approval, which shall not be unreasonably withheld.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Prior to commencing any such action, COMPANY shall consult with M.I.T. and shall consider the views of M.I.T. regarding the advisability of the proposed action and its effect on other licensees of the PATENT RIGHTS and on the public interest, and the Parties shall agree on the best course of action taking into account the foregoing factors. COMPANY shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without the prior written consent of M.I.T., such consent not to be unreasonably withheld.

(b) M.I.T. Right to Prosecute. In the event that COMPANY is unsuccessful in persuading the alleged infringer to desist or fails to have initiated an infringement action within a reasonable time after COMPANY first becomes aware of the basis for such action, M.I.T. shall have the right, at its sole discretion, to prosecute such infringement under its sole control and at its sole expense, and any recovery obtained shall belong to M.I.T. M.I.T. shall consult with COMPANY prior to commencing any such action.

7.3 Declaratory Judgment Actions. In the event that a PATENT CHALLENGE is brought against M.I.T. or COMPANY by a third party, M.I.T., at its option, shall have the right within twenty (20) days after commencement of such action to take over the sole defense of the action at its own expense. If M.I.T. does not exercise this right, COMPANY may take over the sole defense of the action at COMPANY’s sole expense, subject to Sections 7.4 and 7.5.

7.4 Offsets. COMPANY may offset a total of [***] percent ([***]%) of any expenses incurred under Sections 7.2 and 7.3 against any payments due to M.I.T. under Article 4, provided that (i) in no event shall such payments under Article 4, when aggregated with any other offsets and credits allowed under this Agreement, be reduced by more than [***] percent ([***]%) in any REPORTING PERIOD.

7.5 Recovery. Any recovery obtained in an action brought by COMPANY under Sections 7.2 or 7.3 shall be distributed as follows: (i) each party shall be reimbursed for any expenses incurred in the action (including the amount of any royalty or other payments withheld from M.I.T. as described in Section 7.4), (ii) as to ordinary damages, COMPANY shall receive an amount equal to its lost profits or a reasonable royalty on the infringing sales, or whichever measure of damages the court shall have applied, and COMPANY shall pay to M.I.T. based upon such amount a reasonable approximation of the running royalties and other amounts that COMPANY would have paid to M.I.T. if COMPANY had sold the infringing products, processes and services rather than the infringer and (iii) as to special or punitive damages, COMPANY shall pay to M.I.T. [***] percent ([***]%) of such award.

7.6 Cooperation. Each party agrees to cooperate in any action under this Article which is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing such assistance.

7.7 Right to Sublicense. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS in the FIELD in the TERRITORY, COMPANY shall have the sole right to sublicense any alleged infringer in the FIELD in the TERRITORY for future use of the PATENT RIGHTS in accordance with the terms and conditions of this Agreement relating to sublicenses. COMPANY will pay to M.I.T. [***] percent ([***]%) of any upfront fees received as part of such sublicense; other revenues to COMPANY pursuant to such sublicense shall be treated as set forth in Article 4.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

8. INDEMNIFICATION AND INSURANCE.

8.1 Indemnification.

(a) Indemnity. COMPANY shall indemnify, defend, and hold harmless M.I.T. and its trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss, or expense (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, investigations, actions, demands or judgments arising out of or related to the exercise of any rights granted to COMPANY under this Agreement or any breach of this Agreement by COMPANY provided, however, that COMPANY shall have no obligation pursuant to the foregoing with respect to any Losses that result from the gross negligence or willful misconduct of any Indemnitee.

(b) Procedures. The Indemnitees agree to provide COMPANY with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. COMPANY agrees, at its own expense, to provide attorneys reasonably acceptable to M.I.T. to defend against any such claim. The Indemnitees shall cooperate fully with COMPANY in such defense and will permit COMPANY to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of COMPANY, if representation of such Indemnitee by the counsel retained by COMPANY would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. COMPANY agrees to keep M.I.T. informed of the progress in the defense and disposition of such claim and to consult with M.I.T. with regard to any proposed settlement.

8.2 Insurance. COMPANY shall obtain and carry in full force and effect commercial general liability insurance, including products/completed operations coverage and errors and omissions liability insurance which shall protect COMPANY and Indemnitees with respect to events covered by Section 8.1(a) above. Such insurance (i) shall be issued by an insurer licensed to practice in the Commonwealth of Massachusetts or an insurer pre-approved by M.I.T., such approval not to be unreasonably withheld, (ii) shall list M.I.T. as an additional insured thereunder, for the commercial general liability policy only, and (iii) shall require thirty (30) days written notice to be given to M.I.T. prior to any cancellation or material change thereof. The limits of the commercial general liability insurance shall not be less than One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for bodily injury including death, property damage, and products/completed operations coverage. The limits of the errors and omissions liability insurance shall not be less than One Million Dollars ($1,000,000) per claim and in the aggregate. COMPANY shall provide M.I.T. with Certificates of Insurance evidencing ongoing compliance with this Section. COMPANY shall continue to maintain such insurance after the expiration or termination of this Agreement during any period in which COMPANY or any AFFILIATE or SUBLICENSEE continues (i) to make, use, or sell a product that was a LICENSED PRODUCT under this Agreement or (ii) to perform a service that was a LICENSED PROCESS under this Agreement, and thereafter for a period of three (3) years, if the coverage is under a claims-made policy.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

9. REPRESENTATIONS OR WARRANTIES

9.1 M.I.T. Representations and Warranties. The M.I.T. Technology Licensing Office hereby represents and warrants to COMPANY as of the EFFECTIVE DATE that, subject to Section 2.6 of this Agreement, to its knowledge (i) all inventors of record that are employees of M.I.T. have assigned or are obligated to assign to M.I.T. their entire right, title, and interest in the PATENT RIGHTS, and M.I.T. has the right authority to grant licenses under said PATENT RIGHTS. M.I.T. has not granted to any third party any rights under the PATENT RIGHTS that would conflict with this Agreement. M.I.T.’s total liability under the representations and warranties of this Agreement shall be limited to an amount equal to the total sum that has been paid by COMPANY to M.I.T. under the provisions of Article 4 of this Agreement.

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T. MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS, AND HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF M.I.T. OR THIRD PARTIES, VALIDITY, ENFORCEABILITY AND SCOPE OF PATENT RIGHTS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE.

IN NO EVENT SHALL M.I.T., ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER M.I.T. SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

10. ASSIGNMENT.

Without prior written consent of M.I.T., this Agreement may be assigned or transferred by COMPANY: (i) to an Affiliate (and only for so long as said Affiliate remains an Affiliate); or (ii) in connection with any merger, consolidation or reorganization of COMPANY; PROVIDED, THAT (a) COMPANY shall deliver written notice to M.I.T. at least thirty (30) days prior to any such proposed assignment or transfer, such notice to include the transferor or assignee’s contact information as well as a description of all of the material terms and conditions of the agreement (as well as any changes thereto, as applicable, within the thirty (30) day notice period) between COMPANY and the proposed transferor or assignee, (b) prior to the assignment or transfer the proposed transferor or assignee agrees in writing to assume all obligations and liabilities of COMPANY as specified in this Agreement, and (c) COMPANY is not in default of any of its obligations under this Agreement (including without limitation payment of any amounts due under this Agreement and/or diligence obligations) at the time of such proposed assignment or transfer. Any attempt by COMPANY to transfer/assign this Agreement in violation of these restrictions will be null and void.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Without prior written consent of M.I.T., this Agreement may be assigned or transferred by COMPANY in connection with any sale of all, or substantially all, of a COMPANY’s assets related to the PATENT RIGHTS provided that (a) COMPANY shall deliver written notice to M.I.T. at least thirty (30) days prior to any such proposed assignment, such notice to include the assignee’s contact information as well as a description of all of the material terms and conditions of the agreement (as well as any changes thereto, as applicable, within the thirty (30) day notice period) between COMPANY and the proposed assignee, (b) the proposed assignee agrees in writing to assume all obligations and liabilities of COMPANY hereunder, and (c) COMPANY is not in default of any of its obligations under this Agreement (including without limitation payment of any amounts due under this Agreement and/or diligence obligations) at the time of such proposed assignment. Any attempt by COMPANY to transfer/assign this Agreement in violation of these restrictions will be null and void.

11. GENERAL COMPLIANCE WITH LAWS.

11.1 Compliance with Laws. COMPANY shall use reasonable commercial efforts to comply with all commercially material local, state, federal, and international laws and regulations relating to the development, manufacture, use, and sale of LICENSED PRODUCTS and LICENSED PROCESSES.

11.2 Export Control. COMPANY and its AFFILIATES and SUBLICENSEES shall comply with all United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. COMPANY hereby gives written assurance that it will comply with, and will cause its AFFILIATES and SUBLICENSEES to comply with, all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its AFFILIATES or SUBLICENSEES, and that it will indemnify, defend, and hold M.I.T. harmless (in accordance with Section 8.1) for the consequences of any such violation.

11.3 Non-Use of M.I.T. Name. COMPANY and its AFFILIATES and SUBLICENSEES shall not use the name of “Massachusetts Institute of Technology,” “Lincoln Laboratory” or any variation, adaptation, or abbreviation thereof, or of any of its trustees, officers, faculty, students, employees, or agents, or any trademark owned by M.I.T., or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of M.I.T, which consent M.I.T. may withhold in its sole discretion. The foregoing notwithstanding, without the consent of M.I.T., COMPANY may make factual statements during the term of this Agreement that COMPANY has a license from M.I.T. under one or more of the patents and/or patent applications comprising the PATENT RIGHTS in business literature. Such statements may not be used in marketing, promotion, or advertising.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

11.4 Marking of LICENSED PRODUCTS. To the extent commercially feasible and consistent with prevailing business practices, COMPANY shall mark, and shall cause its AFFILIATES and SUBLICENSEES to mark, all LICENSED PRODUCTS that are manufactured or sold under this Agreement with the number of each issued patent under the PATENT RIGHTS that applies to such LICENSED PRODUCT.

12. TERMINATION.

12.1 Voluntary Termination by COMPANY. COMPANY shall have the right to terminate this Agreement, for any reason, (i) upon at least six (6) months prior written notice to M.I.T., such notice to state the date at least six (6) months in the future upon which termination is to be effective, and (ii) upon payment of all amounts due to M.I.T. through such termination effective date.

12.2 Cessation of Business. If COMPANY ceases to carry on its business related to this Agreement, M.I.T. shall have the right to terminate this Agreement immediately upon written notice to COMPANY.

12.3 Termination for Default.

(a) Nonpayment. In the event COMPANY fails to pay any amounts due and payable to M.I.T. hereunder, and fails to make such payments within thirty (30) days after receiving written notice of such failure, M.I.T. may terminate this Agreement immediately upon written notice to COMPANY.

(b) Material Breach. In the event COMPANY commits a material breach of its obligations under this Agreement, except for breach as described in Section 12.3(a), and fails to cure that breach within sixty (60) days after receiving written notice thereof, M.I.T. may terminate this Agreement immediately upon written notice to COMPANY.

12.4 Termination as a Consequence of PATENT CHALLENGE.

(a) By COMPANY. If COMPANY or any of its AFFILIATES brings a PATENT CHALLENGE against M.I.T., or assists others in bringing a PATENT CHALLENGE against M.I.T. (except as required under a court order or subpoena), then M.I.T. may immediately terminate this Agreement.

(b) By SUBLICENSEE. If a SUBLICENSEE brings a PATENT CHALLENGE or assists another party in bringing a PATENT CHALLENGE (except as required under a court order or subpoena), then M.I.T. may send a written demand to COMPANY to terminate such sublicense. If COMPANY fails to so terminate such sublicense within thirty (30) days after M.I.T.’s demand, M.I.T. may immediately terminate this Agreement.

12.5 Disputes regarding Termination. If COMPANY disputes any termination by M.I.T. under this Section, it must notify M.I.T. of the nature of such dispute and the proposed manner in which to resolve the dispute within (10) days of receipt of notification of breach or notification of termination by M.I.T., whichever is sooner. If the parties do not resolve such dispute within ten (10) days of such notification, then COMPANY shall be required to initiate

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

the dispute resolution procedures outlined in Section 13.3(a) immediately. If it does not do so, COMPANY shall be considered to have waived its rights to dispute the termination.

12.6 Effect of Termination.

(a) Survival. The following provisions shall survive the expiration or termination of this Agreement:

•	Article 1 (“Definitions”);
•	Section 5.2 (“Content of Reports and Payments”);
•	Section 5.4 (“Records”);
•	Article 8 (“Indemnification and Insurance”);
•	Article 9 (“No Representations or Warranties”);
•	Article 13 (“Dispute Resolution”);
•	Article 14 (“Miscellaneous”);
•	Section 11.1 (“Compliance With Laws”);
•	Section 11.2 (“Export Control”);
•	Section 12.5 (“Disputes regarding Termination”); and
•	Section 12.6 (“Effect of Termination”).

(b) Pre-termination Obligations. In no event shall termination of this Agreement release COMPANY, AFFILIATES, or SUBLICENSEES from the obligation to pay any amounts that became due on or before the effective date of termination. After the date of termination or expiration, COMPANY, AFFILIATES and SUBLICENSEEs (a) may sell LICENSED PRODUCTS then in stock and (b) may complete the production of LICENSED PRODUCTS then in the process of production and sell the same; provided that, in the case of both (a) and (b), COMPANY shall pay the applicable royalties and payments to M.I.T. in accordance with Article 4, provide reports and audit rights to M.I.T. pursuant to Article 5 and maintain insurance in accordance with the requirements of Section 8.2.

(c) SUBLICENSES. Each SUBLICENSEE that is not at that time in breach of its SUBLICENSE shall have the right to obtain a license from M.I.T. on substantially the same terms and conditions as set forth herein, which shall not impose any representations, warranties, obligations or liabilities on M.I.T. that are not included in this Agreement; provided, that (i) the scope of the license granted directly by M.I.T. to such SUBLICENSEE shall be co-extensive with the scope of the SUBLICENSE granted by COMPANY to such SUBLICENSEE, (ii) if the SUBLICENSE granted to such SUBLICENSEE was non-exclusive, such SUBLICENSEE shall not have the right to participate in the prosecution or enforcement of the Patent Rights under the license granted to it directly by M.I.T., (iii) if there is more than one SUBLICENSEE, each SUBLICENSEE that is granted a direct license shall be responsible for a pro rata share of the reimbursement due under Section 6.2 of this Agreement (based on the number of direct licenses under the PATENT RIGHTS in effect on the date of reimbursement), (iv) the financial terms of such direct license by M.I.T. shall be the more favorable to M.I.T. of the financial terms (taken as a whole) in the SUBLICENSE granted to such SUBLICENSEE or the financial terms (taken as a whole) that apply to COMPANY herein, (v) M.I.T. shall not have any obligations that are greater than or inconsistent with the obligations of M.I.T. under this Agreement or the nature of M.I.T. as an academic and non-profit entity, or any fewer rights than

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

M.I.T. has under this Agreement, and (vi) all obligations arising prior to execution of such direct license shall remain the responsibility of COMPANY and M.I.T. shall be released from any and all liability relating to such obligations. If any SUBLICENSEE desires to enter into such a direct license, it shall be wholly the responsibility of that SUBLICENSEE to notify M.I.T. of such desire no later than thirty (30) days after the effective date of termination of this Agreement.

13. DISPUTE RESOLUTION.

13.1 Mandatory Procedures. The parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement. If either party fails to observe the procedures of this Article, as may be modified by their written agreement, the other party may bring an action for specific performance of these procedures in any court of competent jurisdiction.

13.2 Equitable Remedies. Although the procedures specified in this Article are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, either party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

13.3 Dispute Resolution Procedures.

(a) Mediation. In the event of any dispute arising out of or relating to this Agreement, either party may initiate mediation upon written notice to the other party (“Notice Date”) pursuant to Section 14.1, whereupon both parties shall be obligated to engage in a mediation proceeding. The mediation shall commence within forty-five (45) days of the Notice Date. The mediation shall be conducted by a single mediator in Boston, Massachusetts. The party requesting mediation shall designate two (2) or more nominees for mediator in its notice. The other party may accept one of the nominees or may designate its own nominees by notice addressed to the American Arbitration Association (AAA) and copied to the requesting party. If within, fifteen (15) days following the request for mediation, the parties have not selected a mutually acceptable mediator, a mediator shall be appointed by the AAA according to the Commercial Mediation Rules. The mediator shall attempt to facilitate a negotiated settlement of the dispute, but shall have no authority to impose any settlement terms on the parties. The expenses of the mediation shall be borne equally by the parties, but each party shall be responsible for its own counsel fees and expenses.

(b) Trial Without Jury. If the dispute is not resolved by mediation within forty-five (45) days after commencement of mediation, each party shall have the right to pursue any other remedies legally available to resolve the dispute, provided, however, that the parties expressly waive any right to a jury trial in any legal proceeding under this Article.

13.4 Performance to Continue. Each party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a party may suspend performance of its undisputed obligations during any period in which the other party fails or refuses to perform its

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

undisputed obligations. Nothing in this Article is intended to relieve COMPANY from its obligation to make undisputed payments pursuant to Articles 4 and 6 of this Agreement.

13.5 Statute of Limitations. The parties agree that all applicable statutes of limitation and time-based defenses (including, but not limited to, estoppel and laches) shall be tolled while the procedures set forth in Sections 13.3(a) are pending. The parties shall cooperate in taking any actions necessary to achieve this result.

14. MISCELLANEOUS.

14.1 Notice. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the parties:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

If to M.I.T.:

Massachusetts Institute of Technology

Technology Licensing Office, Room NE18-501

255 Main Street, Kendall Square

Cambridge, MA 02142-1601

Attention: Director

Tel: 617-253-6966

Fax: 617-258-6790

If to COMPANY:

Synlogic, Inc.

130 Brookline Street, #201

Cambridge, MA 02141

Attn: Legal Department

If, to COMPANY, notices regarding financial matters, including invoices:

Synlogic, Inc.

130 Brookline Street, #201

Cambridge, MA 02141

Attn: Legal Department

All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

14.2 Governing Law/Jurisdiction. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted. The state and federal courts having jurisdiction over Cambridge, MA, USA, provide the exclusive forum for any PATENT CHALLENGE and/or any court action between the parties relating to this Agreement. COMPANY submits to the jurisdiction of such courts and waives any claim that such court lacks jurisdiction over COMPANY or its AFFILIATES or constitutes an inconvenient or improper forum.

14.3 Force Majeure. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

14.4 Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

14.5 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the parties fail to reach a modified agreement within thirty (30) days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 13. While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the parties.

14.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

14.7 Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

14.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

The EFFECTIVE DATE of this Agreement is Nov 13, 2015.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY			SYNLOGIC, INC.

By:	/s/ Lita L. Nelsen	By:	/s/ Bharatt Chowrira

Name:	Lita L. Nelsen	Name:	Bharatt Chowrira

Title:	Director, Technology Licensing Office	Title:	President

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

APPENDIX A

List of Patent Applications and Patents

I. United States Patents and Applications

[***].

[***].

[***].

[***].

[***].

[***].

[***].

[***]

APPENDIX A

List of Patent Application and Patents

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Phone 617–253-6966

Fax 617–258-6790

http://web.mit.edu/tlo

November 9, 2015

This letter agreement (“Letter Agreement”) among Massachusetts Institute of Technology (“MIT”), Synlogic, Inc. (“Synlogic”) and Synlogic IBDCo (“IBDCo”) modifies that certain Exclusive Patent License Agreement by and between MIT and Synlogic (the “MIT License Agreement”) having an effective date of November 9, 2015. With respect to this Letter Agreement, MIT, Synlogic and IBDCo, are each individually a “Party” and, collectively, MIT, Synlogic and IBDCo are the “Parties”.

WHEREAS, Synlogic has entered into an agreement with IBDCo effective as of the 16th of July, 2015 (the “[***] Agreement”) under which, among other things, Synlogic [***] and MIT has received a copy of such [***] Agreement pursuant to a Confidential Disclosure Agreement by and between Synlogic and MIT effective the 21st of September, 2015;

WHEREAS, Synlogic has entered into an agreement with [***] (“[***]”) dated as of the 16th of July 2015 (the “[***] Agreement”), under which, among other things, Synlogic [***] and MIT has received a copy of such [***] Agreement pursuant to a Confidential Disclosure Agreement by and between Synlogic and MIT effective the 21st of September, 2015;

WHEREAS, [***] has communicated to Synlogic that it requires [***] and has requested that MIT consent to additional modifications of the MIT License Agreement; and

WHEREAS, capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the MIT License Agreement.

Now therefore, the Parties agree as follows:

1.	Authority of the MIT License Agreement. The Parties acknowledge and agree that any practice of the MIT Patent Rights shall be entirely subject to and governed by the terms and conditions of the MIT License Agreement, including without limitation all FIELD and TERRITORY restrictions thereunder, except as expressly indicated otherwise under this Letter Agreement.

2.	Regarding the MIT License Agreement, Section 2.4. From such time as [***] in full compliance with the [***] Agreement, and [***], MIT hereby [***] and any and all [***] shall be fully subject to the terms and conditions of the MIT License Agreement, in each case except as expressly indicated otherwise under this Letter Agreement.

3.	Regarding the MIT License Agreement, Section 3.1. The Parties acknowledge and agree that (a) Synlogic shall fulfill the diligence obligations set forth in Section 3.1 of the MIT License, directly itself or through an AFFILIATE or SUBLICENSEE, and (b) it is not the intent of the Parties that [***] be directly obligated to MIT to fulfill any such diligence obligations.

4.	Regarding the MIT License Agreement, Section 4.1(d). Synlogic shall be entitled to pay to MIT a running royalty of [***] percent ([***]%) of Net Sales made by [***]. The Parties acknowledge and understand that such entitlement applies only to sales made pursuant to [***].

5.	Regarding the MIT License Agreement, Section 4.1(g).

CONFIDENTIAL TREATMENT REQUESTED

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Phone 617–253-6966

Fax 617–258-6790

http://web.mit.edu/tlo

a.	Any and all payments received by Synlogic, an Affiliate of Synlogic, or the stockholders of Synlogic or such Affiliate, shall be shared with MIT pursuant to Section 4.1(g) of the MIT License Agreement, to the extent such payments constitute [***] of the MIT License Agreement.

b.	It has been represented to MIT that certain payments [***] will be directed towards the research and development of products and/or processes that may constitute Licensed Products and/or Licensed Processes, although not specifically described as such thereunder. To the extent such amounts are actually applied towards the research and development of such products and/or processes, as determined to MIT’s satisfaction, such amounts [***] the MIT License Agreement, although MIT shall retain its audit rights under Section 5.4 of the MIT License Agreement with respect to such payments.

6.	Regarding the MIT License Agreement, Section 6.1. MIT shall prepare, file, prosecute and maintain all of the MIT Patent Rights and shall provide Synlogic with reasonable opportunities to advise MIT and cooperate with MIT in such filing, prosecution and maintenance. Synlogic shall solely be responsible for adhering to the obligations incurred under Section 4.2.1(a) of the [***] Agreement.

7.	Regarding the MIT License Agreement, Article 10. Any transfer of [***] (as such rights and obligations are modified by this Letter Agreement), where such transfer is made [***], shall be considered to be a transfer of rights in compliance with Article 10 of the MIT License Agreement. For the avoidance of doubt, any other attempt [***] which violates the conditions of Article 10 of the MIT License Agreement will be null and void.

8.	Regarding Section 12 .4(b) of the MIT License Agreement. In accordance with Section 12.4(b) of the MIT License Agreement, MIT shall be permitted to demand that Synlogic terminate the [***] Agreement in the event that [***] a PATENT CHALLENGE against MIT.

9.	Synlogic hereby represents and warrants that it has obtained the insurance coverage required under Section 8.2 of the MIT License Agreement , and further represents that such coverage will protect MIT with respect to events covered by [***] Agreement and [***], as well as Section 8.1 of the MIT License Agreement.

10.	Except as expressly modified by this Letter Agreement, the MIT License Agreement shall remain unchanged and in full force and effect in accordance with its terms. THE MODIFICATIONS ASSENTED TO IN THIS LETTER AGREEMENT ARE STRICTLY LIMITED AND DO NOT CONSTITUTE A WAIVER TO, OF, OR WITH RESPECT TO ANY OF THE RIGHTS UNDER THE MIT LICENSE AGREEMENT AS THEY RELATE TO THE PARTIES OR TO THIRD PARTIES NOT COVERED BY THIS LETTER AMENDMENT.

11.	Synlogic shall have no right to assign this Letter Agreement without the written consent of MIT, except in connection with an assignment of the MIT License Agreement made in compliance with the terms thereof.

12.	Synlogic and IBDCo acknowledge and agree that [***] of the provisions in the [***] Agreement.

CONFIDENTIAL TREATMENT REQUESTED

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Phone 617–253-6966

Fax 617–258-6790

http://web.mit.edu/tlo

IN WITNESS WHEREOF, the parties hereto have caused this Letter Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By:	/s/ Lita L. Nelsen
Name:	Lita L. Nelsen
Title:	Director, MIT Technology Licensing Office

SYNLOGIC, INC.

By:	/s/ Bharatt Chowrira
Name:	Bharatt Chowrira
Title:	President

SYNLOGIC IBDCO, INC

By:	/s/ Bharatt Chowrira
Name:	Bharatt Chowrira
Title:	President

CONFIDENTIAL TREATMENT REQUESTED

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

FIRST AMENDMENT TO THE EXCLUSIVE PATENT LICENSE AGREEMENT

This First Amendment to the Exclusive Patent License Agreement (this “FIRST AMENDMENT”), effective as of the date set forth above the signatures of the parties below (the “AMENDMENT EFFECTIVE DATE”), is by and between the Massachusetts Institute of Technology (“M.I.T.”), a Massachusetts corporation having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts, 02139, and Synlogic, Inc. (“COMPANY”), a corporation with a principal place of business at, 200 Sydney Street, #320, Cambridge, MA 02139, and amends that certain Exclusive Patent License Agreement between M.I.T. and COMPANY dated as of November 9, 2015 and referenced under [***] (the “LICENSE AGREEMENT”) and which was modified by the Letter Agreement effective November 9, 2015. Capitalized terms used herein without definition shall have the meaning given such terms in the LICENSE AGREEMENT.

WHEREAS COMPANY wishes to exercise its option rights in accordance with LICENSE AGREEMENT Section 2.3 (Limited-Term Option to Improvements) to license and add an additional [***] to its PATENT RIGHTS;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, M.I.T. and COMPANY agree to modify the LICENSE AGREEMENT as follows:

1. Appendix A of the LICENSE AGREEMENT is hereby deleted and replaced with the revised Appendix A set forth below the signatures of the parties on this FIRST AMENDMENT.

2. COMPANY will pay to M.I.T. an Improvement Addition Fee of [***] dollars ($[***]) within thirty (30) days of the AMENDMENT EFFECTIVE DATE.

3. At the AMENDMENT EFFECTIVE DATE, COMPANY will reimburse M.I.T. for all fees and costs incurred before the AMENDMENT EFFECTIVE DATE relating to the filing, prosecution and maintenance of the patent applications being added to the PATENT RIGHTS under this FIRST AMENDMENT within thirty (30) days of the AMENDMENT EFFECTIVE DATE. As of July 18, 2016 M.I.T. has incurred approximately [***] dollars ($[***]) for such patent-related fees and costs. Late payments shall accrue interest under the terms of the LICENSE AGREEMENT.

4. The remaining terms and conditions of the LICENSE AGREEMENT remain intact. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

one and the same instrument; signature pages may be attached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

IN WITNESS WHEREOF, the parties have caused this FIRST AMENDMENT to be executed under seal by their duly authorized representatives.

The AMENDMENT EFFECTIVE DATE is July 20, 2016

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		SYNLOGIC, INC.

By:	/s/ Lesley Millar-Nicholson	By:	/s/ Bharatt Chowrira
Name:	Lesley Millar-Nicholson	Name:	Bharatt Chowrira
Title:	Director, Technology Licensing Office	Title:	President

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

APPENDIX A

List of Patent Applications and Patents

1. [***]

2. [***]

3. [***]

4. [***]

5. [***]

6. [***]

7. [***]

8. [***]

9. [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.